Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

dated as of May 14, 2018

among

AKOUSTIS TECHNOLOGIES, INC.,

EACH OF THE OTHER GRANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Collateral Agent

7.5	Investment Related Property	26
7.6	Cash Proceeds	26
7.7	Intellectual Property	26

SECTION 8 -- CONTINUING SECURITY INTEREST		28

SECTION 9 -- STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM		28

SECTION 10 -- MISCELLANEOUS		29

Schedules:

Schedule 4.1 General Information
Schedule 4.2 Location of Equipment and Inventory
Schedule 4.4 Investment Related Property
Schedule 4.6 Description of Letters of Credit
Schedule 4.7 Intellectual Property
Schedule 4.8 Commercial Tort Claims

Exhibits:

Exhibit A Pledge Supplement
Exhibit B Counterpart Agreement
Exhibit C Copyright Security Agreement
Exhibit D Patent Security Agreement
Exhibit E Trademark Security Agreement

This PLEDGE AND SECURITY AGREEMENT, dated as of May 14, 2018 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among AKOUSTIS TECHNOLOGIES, INC., a Delaware corporation (the “Company”), EACH SUBSIDIARY OF THE COMPANY, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (together with the Company, each, a “Grantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as collateral agent for the Secured Parties (as herein defined) (in such capacity, together with its agents, successors and assigns, the “Collateral Agent”).

RECITALS:

WHEREAS, Grantors are party to that certain Indenture, dated as of the date hereof, among Company, as issuer, the guarantors named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as in its capacity as trustee (the “Trustee”) (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Company issued its 6.5% Convertible Senior Secured Notes due 2023;

WHEREAS, in consideration of the purchase of the Notes by the Holders as set forth in the Indenture, each Grantor has agreed to secure such Grantor’s obligations under the Indenture and the Note Documents; and

WHEREAS, pursuant to the terms and conditions of the Collateral Agency Agreement dated as of even date herewith, among Collateral Agent, the Trustee and each of the Grantors (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”), the Grantors have agreed to grant to Collateral Agent, for the benefit of the Holders and the other Secured Parties (as defined below) the security interests set forth below;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and Collateral Agent agree as follows:

SECTION 1 -- DEFINITIONS; GRANT OF SECURITY.

1.1          General Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Indenture. In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Accounts” shall mean all “accounts” as defined in Article 9 of the UCC.

“Additional Grantors” shall have the meaning assigned in Section 5.3.

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Cash Proceeds” shall have the meaning assigned in Section 7.6.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall have the meaning assigned in Section 4.3(b)(v).

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any of the Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC and as listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).

“Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time).

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder).

“Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and Collateral Agent, in substantially the form of Exhibit C.

“Copyrights” shall mean all United States and foreign copyrights, all mask works fixed in semiconductor chip products (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor including, without limitation, the copyrights and applications referred to in Schedule 4.7(A) (as such schedule may be amended or supplemented from time to time), all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Documents” shall mean all “documents” as defined in Article 9 of the UCC.

“Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time).

“Equipment” shall mean: (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Assigned Agreements (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantors” shall have the meaning set forth in the preamble.

“Indenture” shall have the meaning set forth in the preamble.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses.

“Inventory” shall mean: (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.

“Majority Holders” shall have the meaning set forth in the Indenture.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, properties, assets, condition (financial or otherwise) of Company and its Subsidiaries taken as a whole; (ii) the ability of any Grantor to fully and timely perform its Secured Obligations; (iii) the legality, validity, binding effect or enforceability against a Grantor of a Notes Document to which it is a party; or (iv) the ability of the Collateral Agent or any Secured Party to enforce its rights and remedies under any Note Document.

“Material Real Estate Asset” shall mean any Real Estate Asset located in the United States which, together with all other Real Estate Assets located in the same county as such Real Estate Asset, has a fair market value greater than or equal to $500,000.

“Material Receivable” means one or more Receivables of the Grantors evidencing obligations in excess of $250,000.

“Money” shall mean “money” as defined in the UCC.

“Mortgages” shall mean each of (i) the Fee and Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing dated as of May 14, 2018 given by Akoustis, Inc., a Delaware corporation, and The Ontario County Industrial Development Agency, a public benefit corporation of the State of New York, for the benefit of The Bank of New York Mellon Trust Company, N.A.; and (ii) the Supplemental Fee and Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing dated as of May 14, 2018 given by Akoustis, Inc., a Delaware corporation, for the benefit of The Bank of New York Mellon Trust Company, N.A.

“Non-Assignable Contract” shall mean any agreement, contract or license to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 9-409 of the UCC).

“Note Documents” means, collectively, the Indenture, the Collateral Agency Agreement, each Note Guaranty, the Collateral Documents, the Notes and each other agreement, document or instrument executed or delivered at any time in connection therewith, as each may be amended, restated, supplemented, modified, renewed or extended from time to time.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder).

“Patent Security Agreement” means each Patent Security Agreement executed and delivered by Grantors, or any of them, and Collateral Agent, in substantially the form of Exhibit D.

“Patents” shall mean all United States and foreign patents and applications for letters patent throughout the world, including, but not limited to each patent and patent application referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented from time to time), all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing.

“Payment Intangible” shall have the meaning specified in Article 9 of the UCC.

“Pledged Debt” shall mean all Debt owed to such Grantor, including, without limitation, all Debt described on Schedule 4.4 under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Debt.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 4.4 under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 4.4 under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 4.4 under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 4.4 under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A.

“Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Real Estate Asset” shall mean, at any time a determination, any interest (fee, leasehold or otherwise) then owned by any Grantor in any land, any improvements, structures or buildings erected or located on such land, and any equipment located thereon which is so related to such land, improvements, structures or buildings that it is deemed to be a fixture or otherwise forms part of the real property under the law of the applicable jurisdiction.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Grantor or any computer bureau or agent from time to time acting for any Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Record” shall have the meaning specified in Article 9 of the UCC.

“Secured Obligations” shall mean all obligations (whether or not constituting future advances, obligatory or otherwise) of all Grantors from time to time arising under or in respect of this Agreement, the Indenture and the other Notes Documents (including the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement, the Indenture and the other Note Documents), in each case whether (a) such obligations are direct or indirect, joint or several, absolute or contingent, reduced to judgment or not, liquidated or unliquidated, disputed or undisputed, legal or equitable, due or to become due whether at stated maturity, by acceleration or otherwise; (b) arising in the regular course of business or otherwise; (c) for payment or performance; (d) discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Grantor or any other person; or (e) now existing or hereafter arising (including interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Grantor or any other person, or that would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

“Secured Parties” means the Holders, the Trustee and the Collateral Agent and their respective agents.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time).

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Tax Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder).

“Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and Collateral Agent, in substantially the form of Exhibit E.

“Trademarks” shall mean all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in Schedule 4.7(C) (as such schedule may be amended or supplemented from time to time), all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of such Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“United States” shall mean the United States of America.

1.2          Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Indenture, the Indenture shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2 -- GRANT OF SECURITY.

2.1          Grant of Security. Each Grantor hereby grants to Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a security interest and continuing lien on all of such Grantor’s right, title and interest in, to and under all property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(a)           Accounts;

(b)           Chattel Paper;

(c)           Documents;

(d)           Equipment;

(e)           General Intangibles;

(f)            Goods;

(g)           Instruments;

(h)           Insurance;

(i)            Intellectual Property

(j)            Inventory;

(k)           Investment Related Property;

(l)            Letter of Credit Rights;

(m)          Money;

(n)           Receivables and Receivable Records;

(o)           Commercial Tort Claims;

(p)           to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(q)           to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2          Certain Limited Exclusions. The Collateral will not include the following assets (such assets, the “Excluded Property”): (i) any rights or interest in any lease, contract, license or license agreement covering any Grantor’s assets, so long as under the terms of such lease, contract, license or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited or would render such lease, contract, license or license agreement cancelled, invalid or unenforceable (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided however that in relation to clause (i) above, such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified above; and (ii) assets owned by any Grantor on the Issue Date or thereafter acquired and any proceeds thereof that are subject to a Lien securing a purchase money obligation or capital lease obligation permitted to be incurred pursuant to the provisions of the Indenture to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or capital lease obligation) prohibits the creation of any other lien on such assets and proceeds.

SECTION 3 -- SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1          Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the payment and performance in full when due of all the Secured Obligations.

3.2          Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations in respect of the Collateral and nothing contained herein is intended or shall be a delegation of such duties to Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Equity Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Equity Interests, and (iii) the exercise by Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4 -- REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1          Generally.

(a)           Representations and Warranties. Each Grantor hereby represents and warrants that:

(i)            it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each applicable item of the Collateral and, as to all its Collateral, whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral except as otherwise permitted by the Indenture, in each case free and clear of any and all Liens, rights or claims of all other Persons, other than Permitted Liens;

(ii)           it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time): (A) the type of organization of such Grantor, (B) the jurisdiction of organization of such Grantor, (C) its organizational identification number, if any, and (D) the jurisdiction where the chief executive office or principal place of business is located;

(iii)          the full legal name of such Grantor is as set forth on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

(iv)          except as provided on Schedule 4.1(C), it has not changed its name, jurisdiction of organization, principal place of business, chief executive office or its corporate structure in any way within the past five (5) years;

(v)           upon (x) the filing of all UCC financing statements naming each Grantor as “debtor” and Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time), and (y) execution of a control agreement with respect to each Deposit Account, the security interests granted to Collateral Agent hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens) on that portion of the Collateral that can be perfected by such filing or execution of such control agreement;

(vi)          other than the financing statements filed in favor of Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for financing statements filed in connection with Permitted Liens;

(vii)         no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (x) the pledge or grant by any Grantor of the Liens purported to be created in favor of Collateral Agent hereunder or (y) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except, in each case, (A) for the filings contemplated by clause (v) above, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities, (C) as may be required in connection with Pledged Equity Interests of Foreign Subsidiaries hereunder, to the extent identified in Schedule 4.1(E) hereof (as such schedule may be amended or supplemented from time to time), and (D) such authorizations, approvals or other actions of or notices to or filings with Governmental Authorities or regulatory bodies obtained as of the date hereof; and

(viii)        it does not own any “as extracted collateral” (as defined in the UCC).

(b)           Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)            such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein, except with respect to Permitted Liens;

(ii)           it shall not knowingly produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or in material violation of any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(iii)          it shall not change such Grantor’s name, chief executive office, type of organization or jurisdiction of organization unless it shall have (A) notified Collateral Agent in writing, by executing and delivering to Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all applicable Supplements to Schedules thereto, at least five (5) days’ prior to any such change or establishment, identifying the new name, chief executive office, type of organization or jurisdiction of organization and providing such other information in connection therewith as Collateral Agent may reasonably request and (B) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby;

(iv)          upon such Grantor obtaining knowledge thereof, it shall promptly notify Collateral Agent in writing of any event that would reasonably be expected to have a Material Adverse Effect on the value of any material portion of the Collateral, or the rights and remedies of Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against any material portion of the Collateral;

(v)           except otherwise permitted by the Notes Documents, it shall not take or permit any action which would reasonably be expected to impair, in any material respect, Collateral Agent’s rights in a material portion of the Collateral; and

(vi)          each Grantor will maintain its primary operating and investments accounts in the United States.

(c)           Post-Closing Items. Company hereby covenants and agrees that Company shall use commercially reasonable efforts for a period of thirty (30) days following the Issue Date to deliver (or cause the applicable Grantor to deliver) duly executed control agreements in such form as may be reasonably acceptable to Collateral Agent with respect to all Deposit Accounts required to be pledged hereunder. Company shall deliver (or cause the applicable Grantor to deliver), within the timeframe set forth in Section 3.5 of the Mortgages, the items listed therein. Subject to Section 4.4.2(b), the Company further covenants and agrees that it shall, or shall cause the applicable Grantor to, use its commercially reasonable efforts to deliver as soon as practical duly executed control agreements in such form as may be reasonably acceptable to Collateral Agent with respect to all Securities Accounts owned by them on the Issue Date. Further, as soon as reasonably practical after the Issue Date provide insurance certificates naming the Collateral Agent as “loss payee” and “additional insured” on the insurance policies maintained by the Grantors. Further, promptly after the Issue Date, the Company will open the Collateral Account. The Collateral Agent shall not be responsible for determining whether Company has used “commercially reasonable efforts” hereunder.

4.2          Equipment and Inventory.

(a)           Representations and Warranties. Each Grantor represents and warrants that as of the Issue Date:

(i)            all of the Equipment and Inventory with a value of $250,000 in the aggregate included in the Collateral is kept only at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time);

(ii)           any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended; and

(iii)          none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman.

(b)           Covenants and Agreements. Each Grantor covenants and agrees that:

(i)            it shall keep the Equipment and Inventory, with a value in excess of $250,000, until sold in the ordinary course of business and any Documents evidencing any Equipment and Inventory in the locations specified on Schedule 4.2 (as such schedule may be amended or supplemented from time to time);

(ii)           it shall notify Collateral Agent in writing, by executing and delivering to Collateral Agent, no less often than quarterly, a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all applicable Supplements to Schedules thereto, in the event there has been any change in the locations specified on Schedule 4.2 with respect to such Equipment, Inventory (other than Inventory sold in the ordinary course of business) and Documents, identifying such new locations and providing such other information in connection therewith as shall be necessary to perfect the Collateral Agent’s security interest in such Collateral;

(iii)          it shall keep correct and accurate records of the Inventory as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event sufficient to prepare financial statements in accordance with GAAP;

(iv)          it shall not deliver any Document evidencing any Equipment or Inventory (other than pursuant to a sale of Inventory in the ordinary course of business) to any Person other than (A) the issuer of such Document to claim the Goods evidenced therefor or (B) Collateral Agent; and

(v)           if any Equipment or Inventory in excess of $250,000 for any location or $1,000,000 in the aggregate is in possession or control of any third party, each Grantor shall notify, and shall request, that Collateral Agent join such Grantor (upon reasonable written request and at such Grantor’s cost) in notifying the third party of Collateral Agent’s security interest, and use commercially reasonable efforts for a period of thirty (30) days to obtain an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of Collateral Agent. The Collateral Agent shall not be responsible for determining whether Company has used “commercially reasonable efforts” hereunder.

4.3          Receivables.

(a)           Representations and Warranties. Each Grantor represents and warrants that as of the Issue Date:

(i)         each Material Receivable (A) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (B) is and will be enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law), and (C) is and will be in compliance with all applicable laws, whether federal, state, local or foreign;

(ii)           none of the Account Debtors in respect of any Material Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign; and

(iii)          no Material Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, Collateral Agent to the extent required by, and in accordance with Section 4.3(c).

(b)           Covenants and Agreements: Each Grantor hereby covenants and agrees that:

(i)            it shall keep and maintain at its own cost and expense satisfactory and complete records of Material Receivables, including, but not limited to, the originals of all material documentation with respect thereto and records of all payments received and all credits granted thereon, all material merchandise returned and all material other dealings therewith;

(ii)           during the continuance of an Event of Default, it shall mark conspicuously, with an appropriate reference to the fact that Collateral Agent has a security interest therein, all Chattel Paper, Instruments and other evidence of Material Receivables (other than any delivered to Collateral Agent as provided herein), as well as the Material Receivables Records;

(iii)          other than in respect of obligations subject to good faith disputes, it shall perform in all material respects all of its obligations with respect to the Material Receivables;

(iv)          other than in the ordinary course of business and while no Event of Default exists, it shall not amend, modify, terminate or waive any provision of any Material Receivable in any manner which could reasonably be expected to have a Material Adverse Effect on the value of such Material Receivable as Collateral. Other than in the ordinary course of business and so long as no Event of Default exists, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Material Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Material Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any material credit or discount thereon;

(v)           each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Material Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Material Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor may deem necessary or advisable. Notwithstanding the foregoing, Collateral Agent (acting at the written direction of Majority Holders) shall have the right at any time during the existence of an Event of Default and, following notice to Grantors, to notify, or require any Grantor to notify, any Account Debtor of Collateral Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, pursuant to the Note Documents Collateral Agent (acting at the written direction of Majority Holders) may: (A) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to Collateral Agent; (B) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Collateral Agent; and (C) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within five (5) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Collateral Agent if required, in a collateral account (the “Collateral Account”), and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

(vi)          it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Receivable.

(c)           Delivery and Control of Receivables. With respect to any Material Receivables that is evidenced by, or constitutes, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to Collateral Agent (or its agent or designee) appropriately indorsed to Collateral Agent or indorsed in blank: (i) with respect to any such Material Receivables in existence on the date hereof, on or prior to the date hereof, and (ii) with respect to any such Material Receivables hereafter arising, within twenty (20) days of such Grantor acquiring rights therein. Any Material Receivable not otherwise required to be delivered or subjected to the control of Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of Collateral Agent (acting at the written direction of Majority Holders) during the existence of an Event of Default.

4.4          Investment Related Property; Investment Related Property Generally

(a)           Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)            in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all applicable Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;

(ii)           except as provided in the next sentence and except to the extent constituting Excluded Property, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (A) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (B) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to Collateral Agent if necessary for such validity, perfection or priority). Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to retain all cash dividends and distributions, all payments of interest and all property received upon the liquidation or dissolution of a Subsidiary permitted by the Note Documents; and to the extent applicable, each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to Collateral Agent.

(b)           Delivery and Control. Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4(b) on or before the Issue Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4(b) promptly upon acquiring rights therein. With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account), it shall cause such certificate or instrument to be delivered to Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC. In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of Collateral Agent; provided that the Grantors shall not be required to take any actions contemplated by this sentence with respect to the pledge of Equity Interests of Foreign Subsidiaries so long as the total assets (determined in accordance with GAAP) of such Foreign Subsidiaries with respect to which such actions have not been taken do not exceed $1,000,000 in the aggregate at any time.

(c)           Voting and Distributions.

(i)             So long as no Event of Default shall have occurred and be continuing:

(A)      each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture or any other Note Document; provided, however, that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action take or omitted to be taken which would violate, result in a breach of any covenant contained in, or be inconsistent with any of the terms of any Note Document, or which could reasonably be expected to have the effect of impairing the value of the Investment Related Property or any part thereof or the position or interest of Collateral Agent in the Collateral, unless expressly permitted by the terms of the Notes Documents; and

(B)       Collateral Agent shall use commercially reasonable efforts to execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request in writing for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (A) above; provided any such action to be taken by Collateral Agent shall be at the cost of such Grantor.

(ii)           Upon the occurrence and during the continuation of an Event of Default:

(A)      following notice from Collateral Agent to Grantors (acting at the written direction of Majority Holders), all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(B)       in order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all proxies, dividend payment orders and other instruments as are necessary for Collateral Agent to exercise such rights and (2) the each Grantor acknowledges that Collateral Agent may utilize the power of attorney set forth in Section 6.

4.4.1 Pledged Equity Interests and Pledged Debt

(a)           Representations and Warranties. Each Grantor hereby represents and warrants, that as of the Issue Date:

(i)             Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii)           it is the record and beneficial owner of the Pledged Equity Interests pledged by such Grantor free of all Liens, rights or claims of other Persons other than Liens in favor of Collateral Agent pursuant to the terms of this Agreement and Permitted Liens, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(iii)           without limiting the generality of Section 4.1(a)(v), except for the consents obtained in Section 4.1(a)(vii), no consent of any Person (to the extent not obtained prior to the date hereof), including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary, is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of Collateral Agent in any Pledged Equity Interests or the exercise by Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

(iv)          Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law) and is not in default; and

(v)           none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that are: (A) registered as investment companies, (B) are dealt in or traded on securities exchanges or markets or (C) have opted to be treated as securities under the uniform commercial code of any jurisdiction unless such interest is certificated and delivered to the Collateral Agent pursuant to Section 4.4(b).

(b)           Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)            except as permitted by the Indenture, it shall not vote to enable or take any other action to: (A) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of Collateral Agent’s security interest, (B) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer unless pledged in accordance herewith, (C) permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of its assets, (D) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (E) except as otherwise provided herein, cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; and

(ii)           it shall comply in all material respects with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and, except as otherwise provided in this Agreement, shall enforce all of its material rights with respect to any Investment Related Property; and

(iii)          to the extent applicable, each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to Collateral Agent or its nominee following an Event of Default and to the substitution of Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.2 Investment Accounts

(a)           Representations and Warranties. Each Grantor hereby represents and warrants that:

(i)             Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts, ”respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder of each such Securities Account and Commodities Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Collateral Agent pursuant hereto having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto, other than, to the extent provided by the UCC, the financial institution where such Securities Account or Commodities Account is maintained by solely virtue of its capacity as such;

(ii)            Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Deposit Accounts” all of the Deposit Accounts in which each Grantor has an interest and each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Collateral Agent pursuant hereto) having either sole dominion and control (within the meaning of common law) or “control” (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein, other than, to the extent provided by the UCC, the financial institution where such Deposit Account is maintained by solely virtue of its capacity as such; and

(iii)          each Grantor has delivered all Instruments constituting Collateral to Collateral Agent.

(b)           Delivery and Control. With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall use its commercially reasonable efforts for a period of thirty (30) days to cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement in such form as may be reasonably acceptable to Collateral Agent pursuant to which it shall agree to comply with Collateral Agent’s “entitlement orders” without further consent by such Grantor. With respect to any Investment Related Property that is a “Deposit Account,” it shall use commercially reasonable efforts for a period of thirty (30) days to cause such depositary institution maintaining such account to enter into an agreement in such form as may be reasonably acceptable to Collateral Agent, pursuant to which Collateral Agent shall, have control over such Deposit Account (within the meaning of Section 9-104 of the UCC); provided however, that the Grantors will not be required to provide a control agreement in favor of the Collateral Agent with respect to any Deposit Account that is solely a payroll or benefits account. Notwithstanding the foregoing, in no event will a Grantor be required to obtain control agreements or take any other action required by such applicable foreign jurisdiction to obtain perfection of the Collateral Agent’s security interests under the laws of the applicable foreign jurisdiction in respect of foreign Securities Accounts or Deposit Accounts. The Collateral Agent shall not be responsible for determining whether Company has used “commercially reasonable efforts” hereunder.

4.5          Annual Certificates.

The Officer’s Certificate delivered to the Trustee pursuant to Section 5.04 of the Indenture shall certify as to each Grantor’s compliance with the requirements of this Agreement.

4.6          Letter of Credit Rights.

(a)           Representations and Warranties. Each Grantor hereby represents and warrants that all letters of credit with an undrawn amount in excess of $250,000 to which such Grantor is the beneficiary are listed on Schedule 4.6 hereto (as such schedule may be amended or supplemented from time to time).

(b)           Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any letter of credit with an undrawn amount in excess of $250,000 hereafter arising it shall use commercially reasonable efforts for a period of thirty (30) days to obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to Collateral Agent and shall deliver to Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all applicable Supplements to Schedules thereto. The Collateral Agent shall not be responsible for determining whether Company has used “commercially reasonable efforts” hereunder.

4.7          Intellectual Property.

(a)           Representations and Warranties. Each Grantor hereby represents and warrants, on the Issue Date, that:

(i)             Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor;

(ii)           it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property on Schedule 4.7 (as may be amended or supplemented from time to time), and owns or has the valid right to use, or could obtain such rights upon terms that are not materially adverse, all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens;

(iii)          to such Grantor’s knowledge, all Intellectual Property material to the business of such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of material Intellectual Property in full force and effect;

(iv)          to such Grantor’s knowledge, all Intellectual Property material to the business of such Grantor is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor’s right to register, or such Grantor’s rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to such Grantor’s knowledge, threatened, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(v)           to such Grantor’s knowledge, the conduct of such Grantor’s business does not infringe upon any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party; and, to such Grantor’s knowledge, no claim has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) violates the asserted rights of any third party that could reasonably be expected to have a Material Adverse Effect;

(vi)          to such Grantor’s knowledge, no third party is infringing upon any Intellectual Property owned or used by such Grantor, or any of its respective licensees;

(vii)         no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that adversely affect such Grantor’s rights to own or use any Intellectual Property material to the business of such Grantor; and

(viii)        such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property that has not been terminated or released. There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of the Collateral Agent.

(b)           Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i)            In order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to Collateral Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements, or supplements thereto, to further evidence Collateral Agent’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby.

(ii)           it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantors, taken as a whole, may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect in any material respect the validity, grant, or enforceability of the security interest in favor of Collateral Agent granted therein;

(iii)          it shall not, with respect to any Trademarks which are material to the business of Grantors, taken as a whole, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality;

(iv)          it shall promptly notify Collateral Agent if it knows that any item of the Intellectual Property that is material to the business of Grantors, taken as a whole, may become (A) abandoned or dedicated to the public or placed in the public domain, (B) invalid or unenforceable, or (C) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, and state registry, any foreign counterpart of the foregoing, or any court;

(v)           it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to the business of Grantors, taken as a whole,which is now or shall become included in the Intellectual Property;

(vi)          if any Intellectual Property material to the business of Grantors taken as a whole, owned by or exclusively licensed to such Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all reasonable actions as it determines are appropriate in the exercise of its commercially reasonable judgment, to stop such infringement, misappropriation, or dilution and protect its exclusive rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages, except where failure to take such action could not reasonably be expected to result in a Material Adverse Effect;

(vii)         it shall promptly report to Collateral Agent (A) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any state registry (whether such application is filed by such Grantor or through any trustee, employee, licensee, or designee thereof) and (B) the registration of any Intellectual Property by any such office, in each case by executing and delivering to Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all applicable Supplements to Schedules thereto; and

(viii)        it shall use proper statutory notice in connection with its use of any of the Intellectual Property, material to the business of Grantors, taken as a whole.

4.8          Commercial Tort Claims.

(a)           Representations and Warranties. Each Grantor hereby represents and warrants that Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor in excess of $250,000 individually or $1,000,000 in the aggregate.

(b)           Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $250,000 individually or $1,000,000 in the aggregate hereafter arising it shall deliver to Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all applicable Supplements to Schedules thereto, identifying such new Commercial Tort Claims. Unless and until Collateral Agent shall actually receive such Pledge Supplement, Collateral Agent may assume without inquiry that no such Pledge Supplement is required to be delivered to it.

4.9          Subsidiaries. If any Person becomes a Guarantor, Company and such Guarantor shall (a) promptly cause such Guarantor to become a Grantor under this Agreement by executing and delivering to Collateral Agent a Counterpart Agreement, and (b) take, or cause such Guarantor to take, all such actions and to execute and deliver, or cause to be executed and delivered, in respect of all of its assets that constitute Collateral all such documents, instruments, agreements and certificates as may be necessary, or as may otherwise be reasonably requested by Collateral Agent, to grant a perfected first-priority Lien, subject only to Permitted Liens, on the assets of such Guarantor constituting Collateral to the extent required by this Agreement. If any Person becomes a Foreign Subsidiary of Company, and the ownership interests of such Foreign Subsidiary are owned by any Grantor, such Grantor shall deliver all such documents, instruments, agreements, and certificates as may reasonably be requested by Collateral Agent, and such Grantor take all of the actions necessary to grant and to perfected first priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, hereunder in such ownership interests.

4.10        Real Estate Assets. The Company or the applicable Grantor shall deliver all items set forth in Section 3.5 of the Mortgages within the timeframe set forth therein. If any Grantor acquires a Material Real Estate Asset or a Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Grantor shall take all such actions and execute and deliver, or cause to be executed and delivered, (i) a real property mortgage in customary form, on substantially the same terms and conditions as the Mortgages, subject to any changes necessary to reflect differences in applicable law in the jurisdiction of such Material Real Estate Asset, any changes in applicable law since the Closing Date and whether such Grantor holds fee or leasehold title, and substance and any other documents or instruments as are required to vest in the Collateral Agent a perfected first priority security interest (subject to Permitted Liens) in such Material Real Estate Asset and (ii) a customary survey, title insurance policy and opinion of counsel with respect to such Material Real Estate Asset and such real property mortgage, as applicable.

SECTION 5 -- ACCESS; RIGHT OF INSPECTION AND FURTHER
ASSURANCES; ADDITIONAL GRANTORS.

5.1          Right of Inspection; Access. Collateral Agent shall at all times, upon reasonable prior written notice, have access during normal business hours to all the books, correspondence and records of each Grantor, and Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to Collateral Agent, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable prior written notice, Collateral Agent and its representatives shall also have the right to enter any premises during normal business hours of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein. Notwithstanding the foregoing, unless an Event of Default exists, such access and inspections shall be limited to not more than one time in any calendar year.

5.2          Further Assurances.

(a)           Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i)             file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii)            take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, and the various Secretaries of States; and;

(iii)          at any reasonable time, upon request by Collateral Agent, assemble the Collateral and allow inspection of the Collateral by Collateral Agent, or persons designated by Collateral Agent; and

(iv)          at Collateral Agent’s reasonable request, appear in and defend any action or proceeding that may affect such Grantor’s title to or Collateral Agent’s security interest in all or any material part of the Collateral.

(b)       Each Grantor hereby authorizes Collateral Agent to file (in the event the Grantor fails to do so in the first instance, but without any obligation of Collateral Agent to do so) a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as are necessary or advisable to perfect the security interest granted to Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as is necessary or advisable to ensure the perfection of the security interest in the Collateral granted to Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” Each Grantor shall furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

5.3          Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a counterpart agreement in the form attached as Exhibit B hereto (“Counterpart Agreement”). Upon delivery of any such Counterpart Agreement to Collateral Agent, notice of which is hereby waived by each of the other Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or has become a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6 -- COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

6.1          Power of Attorney. To the extent permitted by applicable law, each Grantor hereby irrevocably appoints Collateral Agent (such appointment being coupled with an interest), on behalf of the Secured Parties, and each of its designees or agents as such Grantor’s attorney-in-fact, irrevocably and with full authority in the place and stead of such Grantor and in the name of such Grantor, to take any action and to execute any instrument necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following (which if so specified, Collateral Agent shall be entitled to exercise only during the existence of an Event of Default):

(a)           upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Collateral Agent pursuant to the Indenture;

(b)           upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)           upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)           upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that Collateral Agent (acting at the written direction of Majority Holders) may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

(e)           in the event the Grantor fails to do so in the first instance, to prepare and file any UCC financing statements naming such Grantor as debtor as contemplated by Section 5.2(b);

(f)            to prepare and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor;

(g)           upon the occurrence and during the continuance of an Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent (acting at the written direction of Majority Holders), any such related costs, expenses, disbursements or payments made by Collateral Agent to become obligations of such Grantor to Collateral Agent, due and payable immediately without demand; and

(h)           (i) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and (ii) to do, at Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that Collateral Agent deems reasonably necessary to protect or preserve the Collateral and Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

6.2          No Implied Duty on the Part of Collateral Agent or Secured Parties. It is expressly understood and agreed that the obligations of Collateral Agent as holder of the Collateral and interest therein, and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement, the Indenture and the Collateral Agency Agreement. The powers conferred on Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon Collateral Agent or any Secured Party to exercise any such powers. Collateral Agent shall act hereunder on the terms and conditions set forth in this Agreement, the Indenture and the Collateral Agency Agreement. Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or trustees shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7 -- REMEDIES.

7.1          Generally.

(a)           If any Event of Default shall have occurred and be continuing, Collateral Agent (acting at the written direction of Majority Holders) may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also, to the extent permitted by applicable law, may pursue any of the following separately, successively or simultaneously:

(i)            require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to both parties;

(ii)           enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)          prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner as the Collateral Agent shall request; and

(iv)          without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable.

(b)           Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and Collateral Agent, as Collateral Agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Collateral Agent, that Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities or payment in full thereof.

(c)           Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

(d)           Collateral Agent shall have no obligation to marshal any of the Collateral.

7.2          Application of Proceeds. Except as expressly provided elsewhere in this Agreement, to the extent permitted by applicable law, all proceeds received by Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by Collateral Agent as set forth in the Collateral Agency Agreement.

7.3          Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of such purchaser. In the event such purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

7.4          Deposit Accounts. If any Event of Default shall have occurred and be continuing, Collateral Agent (acting at the written direction of Majority Holders) may apply, to the extent permitted by applicable law, the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of Collateral Agent.

7.5          Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Collateral Agent (acting at the written direction of Majority Holders) determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company interests in which have been pledged hereunder from time to time to furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

7.6          Cash Proceeds. In addition to the rights of Collateral Agent specified in Section 4.3 with respect to Receivables, all proceeds of any Collateral received by Collateral Agent hereunder (whether from a Grantor or otherwise) consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be returned to the applicable Grantor, provided that, if an Event of Default shall have occurred and be continuing, the Collateral Agent may, in the sole discretion of Collateral Agent (acting at the written direction of Majority Holders), (A) be held by Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by Collateral Agent against the Secured Obligations then due and owing.

7.7          Intellectual Property. (a) Anything contained herein to the contrary notwithstanding, pursuant to the Note Documents and to the extent permitted by applicable law, upon the occurrence and during the continuation of an Event of Default:

(i)             Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, Collateral Agent or otherwise, to enforce any Intellectual Property, in which event such Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all documents reasonably required by Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that Collateral Agent shall not bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;

(ii)            upon written demand from Collateral Agent (acting at the written direction of Majority Holders), each Grantor shall grant, assign, convey or otherwise transfer to Collateral Agent an absolute assignment of all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to Collateral Agent such documents as are reasonably necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)          each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

(iv)          [reserved];

(v)           Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(vi)          all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.6 hereof; and

(vii)         except as otherwise provided herein, Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)           If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer documents, in form and substance reasonable satisfactory to Collateral Agent as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by Collateral Agent; provided, after giving effect to such reassignment, Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of Collateral Agent granted hereunder, shall continue to be in full force and effect.

(c)           Solely for the purpose of enabling Collateral Agent to exercise rights and remedies under this Section 7 and at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

SECTION 8 -- CONTINUING SECURITY INTEREST.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Upon the payment in full of all Secured Obligations, and as otherwise provided in the Note Documents, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination Collateral Agent shall, at Grantors’ expense, execute and deliver to Grantors such documents, in form and substance reasonably satisfactory to Collateral Agent, as Grantors shall reasonably request to evidence such termination. Subject to Section 13.03 of the Indenture, upon any disposition of property of Grantors permitted under the Indenture, the Liens granted herein shall be deemed automatically released without further action on the part of any Person (but excluding any transaction subject to Article 6 of the Indenture where the recipient is required to become the obligor on the Notes or a Guarantor).

SECTION 9 -- STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral while being held by Collateral Agent hereunder and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty or liability as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, it being understood and agreed that Grantors shall be responsible for preservation of all rights in the Collateral of such Grantor, and Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property, it being understood that Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not any Collateral Agent has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, and (iii) to the maximum extent permitted by law, for any actions or inactions expect to the extent caused by the gross negligence or willful misconduct of Collateral Agent or its officers, employees or agents, in each case as determined by a court of competent jurisdiction. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.

The parties hereto agree that the Collateral Agent shall be afforded all of the rights, protections, indemnities, immunities and privileges afforded to the Collateral Agent in the Collateral Agency Agreement (including, but not limited to, those set forth in Section 6 thereof) in connection with its execution of this Agreement and the performance of its obligations hereunder.

SECTION 10 -- MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 8.2 of the Collateral Agency Agreement. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Note Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. Except as otherwise provided in the Note Documents, the Grantors hereby waive presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Agreement and the other Collateral Documents. All rights and remedies existing under this Agreement and the other Note Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall assign any right, duty or obligation hereunder, without the consent of the Collateral Agent (to be given or withheld at the written direction of Majority Holders). This Agreement and the other Note Documents embody the entire agreement and understanding between Grantors and Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Note Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS). In connection with any suit, action or proceeding (“Proceeding”) involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Agreement, each party hereby irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City situated in New York City, New York and (ii) waives any objection which it may have at any time to the laying of venue of any such Proceeding brought in any such court, waives any claim that any such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to any such Proceeding, that such court does not have any jurisdiction over such party. Each Grantor hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to Grantor at the last specified address for notice hereunder, and service so made shall be deemed completed five (5) days after the same shall have been marked. The parties hereby waive their right to trial by jury in any such Proceeding.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COLLATERAL AGENT THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ R. Tarnas
	Name:	R. Tarnas
	Title:	Vice President

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTORS AKOUSTIS TECHNOLOGIES, INC.
By:	/s/ John T. Kurtzweil
	Name:	John T. Kurtzweil
	Title:	Chief Financial Officer

AKOUSTIS, INC.
By:	/s/ John T. Kurtzweil
	Name:	John T. Kurtzweil
	Title:	Chief Financial Officer

EXHIBIT A
TO PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered pursuant to the PLEDGE AND SECURITY AGREEMENT, dated as of May 14, 2018 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among AKOUSTIS TECHNOLOGIES, INC., the other Grantor named therein, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to Collateral Agent set forth in the Security Agreement of, and does hereby grant to Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement as of the date set forth therein, and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]
By:
Name:
Title:

EXHIBIT B
TO PLEDGE AND SECURITY AGREEMENT

FORM OF COUNTERPART AGREEMENT

[Date]

The Bank of New York Mellon Trust Company, N.A.
as Collateral Agent
for the Secured Obligations
in the Pledge and Security Agreement
referred to below

          Attn:

[Name of Additional Grantor]

Ladies and Gentlemen:

Reference is made to the Pledge and Security Agreement dated as of May 14, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), among Akoustis Technologies, Inc., a Delaware corporation, (the “Company”), the other Grantor party thereto and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (“Collateral Agent”). Terms defined in the Pledge and Security Agreement and not otherwise defined herein are as defined in the Pledge and Security Agreement.

Pursuant to [Section 4.9/5.3] of the Pledge and Security Agreement, the undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Pledge and Security Agreement to the same extent as the other Grantor. The undersigned further agrees, as of the date first above written, that each reference in the Pledge and Security Agreement to a “Grantor” shall also mean and be a reference to the undersigned.

This Supplement to Pledge and Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours, [NAME OF ADDITIONAL GRANTOR]
By:
Title:

EXHIBIT B-1

EXHIBIT C
to Security Agreement

COPYRIGHT SECURITY AGREEMENT

(Copyrights, Copyright Registrations, Copyright
Applications and Copyright Licenses)

________ ___, 20__

WHEREAS, [name of Lien Grantor], a _____________ corporation (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Copyright Collateral (as defined below);

WHEREAS, Akoustis Technologies, Inc., Akoustis, Inc., as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee, are parties to an Indenture dated as of May 14, 2018 (as amended from time to time, the “Indenture”); and

WHEREAS, pursuant to (i) a Pledge and Security Agreement dated as of May 14, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among Akoustis Technologies, Inc., the other grantors party thereto and The Bank of New York Mellon Trust Company, N.A., as collateral agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), and (ii) certain other loan documents (including this Copyright Security Agreement), the Lien Grantor has [secured certain of its obligations (the “Secured Obligations”)]1 [guaranteed certain obligations of Akoustis Technologies, Inc. and secured such guarantee (the “Lien Grantor’s Transaction Guarantee”)]2 by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Copyright Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the [Secured Obligations] [Lien Grantor’s Transaction Guarantee], a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

(a) each Copyright (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;

(b) each Copyright License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Copyright License identified in Schedule 1 hereto; and

1 Delete these bracketed words if the Lien Grantor is a Guarantor.

2 Delete these bracketed words if the Lien Grantor is the Borrower.

(c) all proceeds of, revenues from, and accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Copyright (including, without limitation, any Copyright owned by the Lien Grantor and identified in Schedule 1), and all rights and benefits of the Lien Grantor under any Copyright License (including, without limitation, any Copyright License identified in Schedule 1).

The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default (as defined in the Indenture) shall have occurred and be continuing, to take with respect to the Copyright Collateral any and all appropriate action which the Lien Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Security Agreement or the Indenture, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Copyright Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

IN WITNESS WHEREOF, the Lien Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the day and year first written above.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

Acknowledged:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:
Name:
Title:

EXHIBIT D
to Security Agreement

PATENT SECURITY AGREEMENT

(Patents, Patent Applications and Patent Licenses)

________ ___, 20__

WHEREAS, [name of Lien Grantor], a _____________ corporation (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Patent Collateral (as defined below);

WHEREAS, Akoustis Technologies, Inc., Akoustis, Inc., as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee, are parties to an Indenture dated as of May 14, 2018 (as amended from time to time, the “Indenture”); and

WHEREAS, pursuant to (i) a Pledge and Security Agreement dated as of May 14, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among Akoustis Technologies, Inc., the other grantors party thereto and The Bank of New York Mellon Trust Company, N.A., as collateral agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), and (ii) certain other loan documents (including this Patent Security Agreement), the Lien Grantor has [secured certain of its obligations (the “Secured Obligations”)]3 [guaranteed certain obligations of Akoustis Technologies, Inc. and secured such guarantee (the “Lien Grantor’s Transaction Guarantee”)]2 by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Patent Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the [Secured Obligations] [Lien Grantor’s Transaction Guarantee], a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

(a) each Patent (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Patent referred to in Schedule 1 hereto;

(b) each Patent License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Patent License identified in Schedule 1 hereto; and

(c) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Patent owned by the Lien Grantor (including, without limitation, any Patent identified in Schedule 1 hereto) and all rights and benefits of the Lien Grantor under any Patent License (including, without limitation, any Patent License identified in Schedule 1 hereto).

3 Delete these bracketed words if the Lien Grantor is a Guarantor.

2 Delete these bracketed words if the Lien Grantor is the Borrower.

The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default (as defined in the Indenture) shall have occurred and be continuing, to take with respect to the Patent Collateral any and all appropriate action which the Lien Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Security Agreement or the Indenture, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

IN WITNESS WHEREOF, the Lien Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the day and year first written above.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

Acknowledged:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:
Name:
Title:

EXHIBIT E
to Security Agreement

TRADEMARK SECURITY AGREEMENT

(Trademarks, Trademark Registrations, Trademark
Applications and Trademark Licenses)

________ ___, 20__

WHEREAS, [name of Lien Grantor], a _____________ corporation (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Trademark Collateral (as defined below);

WHEREAS, Akoustis Technologies, Inc., Akoustis, Inc., as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee, are parties to an Indenture dated as of May 14, 2018 (as amended from time to time, the “Indenture”); and

WHEREAS, pursuant to (i) a Pledge and Security Agreement dated as of May 14, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among Akoustis Technologies, Inc., the other grantors party thereto and The Bank of New York Mellon Trust Company, N.A., as collateral agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), and (ii) certain other loan documents (including this Trademark Security Agreement), the Lien Grantor has [secured certain of its obligations (the “Secured Obligations”)]1 [guaranteed certain obligations of Akoustis Technologies, Inc. and secured such guarantee (the “Lien Grantor’s Transaction Guarantee”)]2 by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Trademark Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the [Secured Obligations] [Lien Grantor’s Transaction Guarantee], a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

(a) each Trademark (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Trademark registration and application referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark (provided that no security interest shall be granted in the United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law);

(b) each Trademark License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Trademark License identified in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark licensed pursuant thereto; and

1 Delete these bracketed words if the Lien Grantor is a Guarantor.

2 Delete these bracketed words if the Lien Grantor is the Borrower.

(c) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of, any Trademark owned by the Lien Grantor (including, without limitation, any Trademark identified in Schedule 1 hereto), and all rights and benefits of the Lien Grantor under any Trademark License (including, without limitation, any Trademark License identified in Schedule 1 hereto), or for injury to the goodwill associated with any of the foregoing.

The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default (as defined in the Indenture) shall have occurred and be continuing, to take with respect to the Trademark Collateral any and all appropriate action which the Lien Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Security Agreement or the Indenture, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Trademark Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

IN WITNESS WHEREOF, the Lien Grantor has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the day and year first written above.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

Acknowledged:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:
Name:
Title: